UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
March 20, 2023
Date of Report (Date of Earliest Event Reported)
Vontier Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-39483	84-2783455
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
5438 Wade Park Boulevard, Suite 600
Raleigh, NC 27607
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (984) 275-6000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common stock, par value $0.0001 per share	VNT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On March 20, 2023, Vontier Corporation (the "Company") issued a press release announcing that it will realign its portfolio of operating companies into new operating segments, which will become the Company's reportable segments: Mobility Technologies, Repair Solutions, Environmental & Fueling Solutions and Other. Included in the press release is supplemental unaudited historical information for the Company's new reportable segments.

The Company did not operate using the new operating segment structure until the first quarter of 2023 and will begin to report comparative results under this basis with the filing of its Quarterly Report on Form 10-Q for the three months ended March 31, 2023.

The Company is furnishing this information as it believes it is useful to investors to aid in understanding, on a timely basis, the impacts of these changes on historical periods as they prepare to consider the Company's future results on the updated basis.

A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference. This Item 2.02 of this Current Report on Form 8-K and the press release attached hereto as Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(d)     Exhibits.

Exhibit No.	Description
99.1	Press Release, dated March 20, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VONTIER CORPORATION

Date:	March 20, 2023	By:	/s/ Courtney Kamlet
		Name:	Courtney Kamlet
		Title:	Vice President - Group General Counsel and Corporate Secretary